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                                                                   Exhibit 10.23

Loan No. 950114107

                             SECURED PROMISSORY NOTE

$35,000,000                                                      March 30,2001

     FOR VALUE RECEIVED, ZHONE TECHNOLOGIES CAMPUS, LLC, a California limited liability company("Borrower") promises to pay to the order of FREMONT INVESTMENT & LOAN, a California industrial loan association, and its successors and assigns ("Lender"), at 175 N. Riverview Drive, Anaheim, California 92808, Attention:
Commercial Real Estate, Loan No. 950114107, or at such other place as Lender may designate in writing, in lawful money of the United States of America, the principal sum of Thirty-Five Million Dollars ($35,000,000), together with interest thereon at the rate set forth herein from the date of disbursement until paid, on the terms set forth herein.

                                    ARTICLE 1

                                   DEFINITIONS

     As used herein, the following initially-capitalized terms shall have the meanings set forth below. Any initially-capitalized terms not otherwise defined herein shall have the meanings given such terms in that certain Loan and Security Agreement of even date herewith between Borrower and Lender (the "Loan Agreement").

     "Adjustment Date" means the Initial Adjustment Date and the first day of every sixth month thereafter.

     "Amortization Period" means a period of two hundred forty (240) months commencing on the Closing Date if the Closing Date occurs on the first day of a calendar month, or commencing on the first day of the first calendar month after the Closing Date if the Closing Date does not occur on the first day of a calendar month.

     "Approved Lease" means the Master Lease defined in the Loan Agreement.

     "Ceiling Rate" means a rate of fourteen and 2,488/10,OOOths percent (14.2488%) per annum.

     "Default Interest Rate" means a rate of five percent (5%) per annum in excess of the Variable Interest Rate in effect from time to time under this Note.

     "Final Payment" means the final payment due on the Maturity Date of all unpaid principal, interest, charges and other amounts due under this Note or any of the other Loan Documents.

     "Floor Rate" means a rate of eight percent (8%) per annum.

     "Full Recourse Parties" means Borrower.

     "Initial Adjustment Date means October 1, 2001.

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     "Initial Payment Date" means May 1, 2001.

     "Interest Rate" means the Variable Interest Rate or the Default Interest Rate, as applicable.

     "LIBOR Rate" means the Six-Month LIBOR rate of interest published on each Monday under this designation in the Wall Street Journal, in its Money Rates section. Changes in the Variable Interest Rate shall be based on the Six-Month LIBOR rate quoted in the Wall Street Journal. If such rate ceases to be available, or ceases to be published in the Wall Street Journal. Lender may select a substantially similar alternate.

     "Loan" means the loan evidenced by this Note.

     "Maturity Date" means April 1, 2006.

     "Monthly Installment" means the monthly payments to be made by Borrower under Section 2.3.

     "Payment" means the Monthly Installments, the Final Payment and/or any other payment required to be made by Borrower pursuant to the terms of the Loan Documents.

     "Prepayment" is defined in Section 2.4.

     "Variable Interest Rate" means an annual rate equal to (a) eight and 2,488/10.OOOths percent (8.2488%) until the Initial Adjustment Date, and (b) from and after the Initial Adjustment Date, the LIBOR Rate as of the date which is one (1) Business Day prior to the applicable Adjustment Date plus the Variable Rate Margin.

     "Variable Rate Margin" means three and one-half percent (3.50%) per annum, as the same may be increased as provided in Section 7.8 of the Loan Agreement.

                                   ARTICLE 2

                          INTEREST: PAYMENTS: ADVANCES

     2.1  Variable Interest Rate.

     Subject to the provisions of Section 4.3, interest shall accrue on the unpaid principal balance outstanding under this Note from time to time at the Variable Interest Rate. The Variable Interest Rate shall be adjusted on the Initial Adjustment Date and on each Adjustment Date thereafter to reflect changes in the LIBOR Rate; provided that in no event shall the Variable Interest Rate (a) exceed the Ceiling Rate, (b) be less than the Floor Rate, or (c) be adjusted by more than one percent (1%) at any Adjustment Date. Borrower acknowledges and agrees that (x) Lender has no obligation to purchase, sell and/or match funds in connection with the use of the LIBOR Rate as a basis for calculating the Variable Interest Rate; (y) the LIBOR Rate is used merely as a reference in determining the Variable Interest Rate; and (z) the LIBOR Rate is a reasonable and fair basis for calculating the Variable Interest Rate.

     2.2  Intentionally Omitted.

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     2.3  Payments.


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     A.   Borrower shall make monthly payments (the "Monthly Installments") of principal and interest beginning on the Initial Payment Date and on the first day of each month thereafter, in the amount from time to time which fully amortizes the then unpaid principal balance of the Loan and the interest accruing thereon at the Interest Rate then in effect under this Note in equal monthly installments over the then remaining term of the Amortization Period. The Monthly Installments shall be subject to adjustment to reflect any adjustments in the Variable Interest Rate of this Note, with each such adjustment effective thirty (30) days after the applicable Adjustment Date. Monthly Installments shall also be adjusted as provided in Section 7.6(F) and
Section 7.8 of the Loan Agreement. Monthly Installments shall not be adjusted on any Prepayment made while the Variable Interest Rate is in effect until the next scheduled Adjustment Date.

     B. Interest shall commence to accrue under this Note upon the disbursement by Lender of Loan proceeds into the escrow for the Loan closing. Interest for any partial calendar month in which the Closing Date occurs shall be deducted from the funds disbursed by Lender on the Closing Date. All interest shall be calculated based on a three hundred and sixty (360) day year, but shall be computed for the actual number of days in the period for which interest is charged.

     C. Each Monthly Installment and the Final Payment shall be applied first to the payment of accrued and unpaid charges and interest under this Note and the other Loan Documents as of the date of receipt and the remainder, if any, shall be applied to the unpaid principal balance of the Loan; provided that upon the occurrence of a Potential Default or Event of Default under any of the Loan Documents, Lender shall be entitled to allocate Monthly Installments, the Final Payment and any other payments received by Lender to principal, interest, and/or charges in such order as Lender may elect. All payments of principal, interest and other amounts under this Note and the other Loan Documents shall be payable without any right of reduction, deferral, set-off, deduction, abatement, rescission or counterclaim.

     D. Whenever any payment to be made hereunder or under any of the other Loan Documents shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the interest due hereunder or under the other Loan Documents.

     2.4  Prepayment Privilege.

     Borrower may prepay the outstanding principal balance of this Note in whole or in part at any time without charge or premium except as provided in this
Section 2.4. Notwithstanding the foregoing, if any principal of the Loan is paid before the scheduled due date hereunder (a "Prepayment"), Borrower shall in addition pay to Lender, at the time of such Prepayment, a prepayment charge (as the same may be increased as provided below, the "Prepayment Charge") of two percent (2%) of the amount of the Prepayment for Prepayments made during the first Loan Year; and one percent (1%) during the second Loan Year. No Prepayment Charge shall be imposed on Prepayments made after the first two (2) Loan Years. The one percent (1%) Prepayment Charge in the second Loan Year will be waived by Lender at the time of the closing of alternative financing for the Project if the alternative financing is in an amount in excess of Forty Five Million Dollars ($45,000,000). Evidence of such alternative financing shall include, but not be limited to, a firm, executed loan commitment. The Prepayment Charge will be due and payable whether the Prepayment is made voluntarily, involuntarily, or upon the acceleration of the Maturity Date, provided that no Prepayment Charge will be imposed on the application of Casualty Proceeds or Condemnation Proceeds (as such terms are defined in the Deed of Trust) to the amounts owing under this Note. As a condition precedent to Borrower's right to make any Prepayment, Borrower shall provide Lender with not less than thirty (30) days prior written notice of any Prepayment. The Prepayment Charge shall be in addition to Borrower's obligation to pay interest on any Prepayment at the Interest Rate through the date of such Prepayment on the terms set forth in this Note.

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     BY INITIALING BELOW, BORROWER EXPRESSLY ACKNOWLEDGES AND UNDERSTANDS THAT,
PURSUANT TO THE TERMS OF THIS NOTE, IT HAS AGREED THAT IT HAS NO RIGHT TO PREPAY THIS NOTE WITHOUT THE PAYMENT OF A PREPAYMENT CHARGE EXCEPT AS OTHERWISE PROVIDED IN THIS NOTE AND THAT IT SHALL BE LIABLE FOR THE PAYMENT OF A PREPAYMENT CHARGE FOR PREPAYMENT OF THIS NOTE ON ACCELERATION OF THIS NOTE IN ACCORDANCE WITH ITS TERMS. FURTHERMORE, BY INITIALING BELOW, BORROWER WAIVES ANY RIGHTS IT MAY HAVE UNDER SECTION 2954.10 OF THE CALIFORNIA CIVIL CODE, OR ANY SUCCESSOR STATUTE, AND EXPRESSLY ACKNOWLEDGES AND UNDERSTANDS THAT LENDER HAS MADE THE LOAN IN RELIANCE ON THE AGREEMENTS AND WAIVER OF BORROWER AND THAT LENDER WOULD NOT HAVE MADE THE LOAN WITHOUT SUCH AGREEMENTS AND WAIVER OF BORROWER.

                                                            BORROWER'S INITIALS:
                                                                     [ILLEGIBLE]

     2.5  Additional Advances.

     If Lender advances funds under the terms of this Note or any of the other Loan Documents, such amounts (a) shall be deemed advances under this Note and shall be secured by the Deed of Trust and other Loan Documents, notwithstanding that such advances may cause the total amount advanced to exceed the face amount of this Note, (b) shall be subject to the imposition of a loan fee of one percent (1%) of the amount advanced, plus interest thereon at the Default Interest Rate from the date of Lender's advance of funds until the date of reimbursement, and (c) shall be due and payable, together with such loan fee and interest, within ten (10) days after demand by Lender.

                                    ARTICLE 3

                                  MATURITY DATE

     The Final Payment and all other amounts owing by Borrower to Lender under the Loan Documents shall be due and payable on the Maturity Date.

                                    ARTICLE 4

                            MISCELLANEOUS PROVISIONS

     4.1  Restrictions on Transfer and Encumbrance.

     This Note is secured by, among other things, the Deed of Trust. The Deed of Trust contains provisions allowing for the acceleration of the maturity date of this Note upon the sale, transfer, conveyance, assignment, encumbrance, hypothecation or other alienation without Lender's prior written consent (which may be withheld in Lender's sole discretion), of all or any portion of the Project or any interest therein or of certain interests in Borrower or its Principals; provided, however, that Borrower is entitled to enter into leases and consent to subleases pursuant to the terms of the Loan Documents. Further, the Loan Agreement contains provisions for the acceleration of the Maturity Date of this Note upon the occurrence of certain events described therein.

     4.2  Interest Rate Limitation.

     It is the intent of Borrower and Lender that the Loan be exempt from the restrictions of the usury laws of the State of California. In the event that for any reason it is nonetheless determined that California usury law is applicable to the Loan, Borrower and Lender stipulate and agree that none of the

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terms and provisions contained herein or in any of the Loan Documents shall ever be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate in excess of the maximum interest rate permitted to be charged by the laws of the State of California. In such event, if Lender shall collect monies which are deemed to constitute interest which would otherwise increase the effective interest rate under this Note to a rate in excess of the maximum rate permitted to be charged by the laws of the State of California, all such sums shall, at the option of Lender, be credited to the payment of the sums due hereunder or returned to Borrower.

     4.3  Late Charge And Default Interest Rate.

     If any Payment is not received by Lender within ten (10) days after its due date, or if the due date is not a Business Day, if any Payment is not received by Lender on the next succeeding Business Day after such ten (10) day period, Borrower shall pay to Lender a late charge often percent (10%) of such Payment, which late charge shall be immediately due and payable without demand or notice by Lender. In addition, at Lender's option in its sole discretion, all amounts owing to Lender under the Loan Documents shall bear interest at the Default Interest Rate if any Payment is not received by Lender within thirty (30) days after its due date, or if the due date is not a Business Day, if any Payment is not received by Lender on the next succeeding Business Day after such thirty
(30) day period, or if any other Event of Default occurs hereunder or under any of the other Loan Documents. The Default Interest Rate shall apply until the delinquent Payment, together with all interest at the Default Interest Rate and all late charges thereon, have been received by Lender or such other Event of Default has been fully cured. Borrower acknowledges that late payment of any Payment or the occurrence of an Event of Default will cause Lender to incur costs which would be costly or inconvenient to establish. Borrower and Lender agree that it would be impractical or extremely difficult to fix Lender's actual damages if any Payment is not paid when due or an Event of Default occurs, and such late charge and Default Interest Rate represent a reasonable sum considering all of the circumstances and represent a fair and reasonable estimate of the costs that Lender will incur by reason of late payment or default. Acceptance of such late charge and interest at the Default Interest Rate shall not limit Lender's right to compel performance of any obligation or to exercise any of its rights or remedies under the Loan Documents.

     4.4  Event of Default; Remedies.

     Borrower's failure to pay any principal, interest or other monies due under this Note within ten (10) days after such amount is due, or the occurrence of any "Event of Default" under any of the other Loan Documents (as "Event of Default" is defined therein), shall constitute an event of default (an "Event of Default") hereunder and under the other Loan Documents. Upon the occurrence of any Event of Default hereunder or under any of the Loan Documents (as "Event of Default" is defined in the other Loan Documents), Lender may, at its option, declare all principal, interest and other indebtedness evidenced by this Note to be immediately due and payable without any presentment, demand, protest or notice of any kind, and Lender shall be entitled to exercise any and all remedies available to it under the Loan Documents or at law or equity.

     4.5  Attorneys' Fees and Other Expenses.

     If Borrower fails to pay any amounts owing under this Note or any of the other Loan Documents when due or if an Event of Default occurs under any of the Loan Documents, Borrower shall pay Lender, within ten (10) days after demand by Lender, all reasonable attorneys' fees and costs, and all other reasonable and necessary out-of-pocket expenses, including, without limitation, title, filing, recording, appraisal, environmental, trustee and other costs or fees, incurred by Lender in connection with this Note and the exercise of any right or remedy under this Note or any of the other Loan Documents.

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     4.6  Waivers.

     Borrower hereby waives diligence, presentment, protest and demand, notice of protest, dishonor and repayment of this Note and, to the extent permitted by applicable law, the defense of the statute of limitations. Borrower expressly agrees that, without in any way affecting the liability of Borrower hereunder and without giving any notice to Borrower thereof, Lender may, at its option, extend the Maturity Date or the time for payment of any Payment due hereunder, accept additional security, release any party liable hereunder, release any security now or hereafter securing this Note, accept a renewal of this Note or join in any subordination agreement. No provision in this Note (including, without limitation, the provisions for the late charge or interest at the Default Interest Rate) shall be construed as in any way excusing Borrower from its obligation to make each Payment under this Note promptly when due.

     4.7  Successors and Assigns.

     This Note and all of the obligations hereunder shall be the joint and several obligation of all makers of this Note (who are referred to jointly and severally as "Borrower" in this Note). This Note shall be binding upon and shall inure to the benefit of Borrower and Lender and their respective successors and assigns.

     4.8  Notices.

     All notices to be given under this Note shall be in writing and shall be given in the manner provided in the Loan Agreement.

     4.9  Counterparts.

     This Note may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. Signature pages may be detached from the counterparts and attached to a single copy of this Note to physically form one document.

     4.10 Governing Law.

     This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of California.

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     IN WITNESS WHEREOF, Borrower has executed and delivered this Note as of the date first above written.

                                      ZHONE TECHNOLOGIES CAMPUS, LLC,
                                      a California limited liability company

                                      By: Zhone Technologies, Inc. a Delaware
                                          corporation Its: Managing Member


                                          By: /s/ Kirk Misaka
                                              ----------------------------------
                                              Kirk Misaka
                                              Its: Vice President and Treasurer

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